UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 3, 2010

KILROY REALTY CORPORATION

KILROY REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation)	001-12675 (Kilroy Realty Corporation)	95-4598246 (Kilroy Realty Corporation)
Delaware (Kilroy Realty, L.P.)	000-54005 (Kilroy Realty, L.P.)	95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 3, 2010, Kilroy Realty, L.P. (the “Operating Partnership”) issued $325,000,000 in aggregate principal amount of its 5.000% Senior Notes due 2015 (the “Notes”). The terms of the Notes are governed by an indenture, dated as of November 3, 2010 (the “Indenture”), by and among the Operating Partnership, as issuer, Kilroy Realty Corporation, as guarantor (the “Company”), and U.S. Bank National Association, as trustee. A copy of the Indenture, including the form of the Notes and the guarantee, the terms of which are incorporated by reference, is attached as Exhibit 4.1 to this Current Report on Form 8-K. See Item 2.03 below for additional information.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 3, 2010, the Operating Partnership issued $325,000,000 in aggregate principal amount of Notes. The Notes are senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other existing and future senior unsecured indebtedness of the Operating Partnership. Interest is payable on May 3 and November 3 of each year beginning May 3, 2011 until the maturity date of November 3, 2015. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

The Notes will be redeemable, at any time in whole or from time to time in part, at the option of the Operating Partnership. Holders of the Notes will not be entitled to require the Operating Partnership to redeem or repurchase the Notes upon the occurrence of change of control or highly levered transactions or other designated events.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•	default in the payment of any interest on the Notes when such interest becomes due and payable that continues for a period of 30 days;

•	default in the payment of any principal of or premium, if any, on the Notes, or any redemption price due with respect to the Notes, when due and payable;

•	failure by the Operating Partnership and the Company to comply with their obligations related to a merger, consolidation or sale;

•

default in the performance, or breach, of any of the Operating Partnership’s or the Company’s other covenants or warranties in the Indenture and continuance of such default or breach for a period of 60 days after written notice as provided in the Indenture;

•

default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, the Operating Partnership or by any subsidiary of the Operating Partnership or the Company the repayment of which the Company or the Operating Partnership has guaranteed or for which the Company or Operating Partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $35,000,000, whether such indebtedness now exists as of the date of the Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

•

a final judgment for the payment of $35,000,000 or more (excluding any amounts covered by insurance) is rendered against the Operating Partnership, the Company or any of the Operating Partnership or the Company’s respective subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•

certain events of bankruptcy, insolvency or reorganization involving, or court appointment of a receiver, liquidator or trustee for the Company, the Operating Partnership or any significant subsidiary of the Operating Partnership or the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

4.1	Indenture, dated November 3, 2010, among Kilroy Realty, L.P., as issuer, Kilroy Realty Corporation, as guarantor, and U.S. Bank National Association, as trustee, including the form of 5.000% Senior Notes due 2015 and the form of the related guarantee.

5.1	Opinion of Ballard Spahr LLP.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Ballard Spahr LLP. (contained in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.2 hereto).

99.1	Press Release dated November 3, 2010 issued by Kilroy Realty Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/S/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

Date: November 4, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY, L.P.

By:	KILROY REALTY CORPORATION,
Its general partner

By:	/S/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

Date: November 4, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1*	Indenture, dated November 3, 2010, among Kilroy Realty, L.P., as issuer, Kilroy Realty Corporation, as guarantor, and U.S. Bank National Association, as trustee, including the form of 5.000% Senior Notes due 2015 and the form of the related guarantee.

5.1*	Opinion of Ballard Spahr LLP.

5.2*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Ballard Spahr LLP. (contained in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.2 hereto).

99.1*	Press Release dated November 3, 2010 issued by Kilroy Realty Corporation.

*	Filed herewith.

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